       5                                                       EXHIBIT 23.1





              [LETTERHEAD OF ANDREWS HOOPER & PAVLIK P.L.C.]


                 Consent of Independent Public Accountants

We consent to the incorporation by reference of our report dated June 1, 1995 (with respect to the financial statements and schedules of The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 1994) into the Registration Statement on Form S-8, No. 33-56353, previously filed by Scotsman Industries, Inc.





                                   ANDREWS HOOPER & PAVLIK P.L.C.


Saginaw, Michigan
June 22, 1995